Exhibit 10.1

Bespoke Extracts, Inc.

323 Sunny Isles Boulevard, Suite 700

Sunny Isles Beach, FL 33160

April 16, 2020

To Bespoke Extracts, Inc.:

Reference is hereby made to the warrant agreement, dated on or about October 30, 2018 (the “Warrant Agreement”), pursuant to which the undersigned was issued 20,000,000 shares (the “Warrant Shares”) of common stock of the Company. The undersigned hereby waives any and all compensation owed to her for services provided to the Company, in exchange for the undersigned’s right to retain all of the Warrant Shares, notwithstanding any provision in the Warrant Agreement to the contrary.

Very truly yours,

/s/ Niquana Noel
Niquana Noel

Acknowledged and agreed:

Bespoke Extracts, Inc.

By:	/s/ Niquana Noel
Name: Niquana Noel
Title: Chief Executive Officer